SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

POWER-ONE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	77-0420182
(State of Incorporation or Organization)	(IRS Employer Identification no.)

740 Calle Plano, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	N/A
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of Class)

Item 1.                                                           Description of Registrant’s Securities to be Registered.

On June 11, 2010, Power-One, Inc. (the “Company”) approved an Amendment No. 1 (the “Amendment”) to the Amended and Restated Rights Agreement dated as of April 23, 2009 by and between the Company and American Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agreement”).  The Amendment accelerates the expiration date of the Rights Agreement to 7:59 a.m. Eastern Time on June 14, 2010.  This Amendment No. 2 to the Form 8-A filed on June 14, 2010 is being filed to reflect such Amendment and the expiration of the Rights Agreement and the rights issued thereunder.

Item 2.                                                           Exhibits.

1.               Amendment No. 2 to the Rights Agreement dated as of June 11, 2010 by and between Power-One, Inc. and American Stock Transfer & Trust company, LLC as Rights Agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2010

POWER-ONE, INC.

	By:	/s/ Linda C. Heller
	Name:	Linda C. Heller
	Title:	Senior Vice President – Finance and
Chief Financial Officer